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Beadle, McBride, Evans & Reeves, LLP                     Las Vegas, NV 89119
accountants and consultants				 Tel: (702) 597-0010
							 Fax: (702) 597-2767








          INDEPENDENT AUDITORS' CONSENT


          We consent to the use of Left Right Marketing Technology, Inc. on Form 14-C of our Auditors' Report, dated August
	  27, 2005, on the balance sheet of Strategic Gaming Investments, Inc. as of September 30, 2005 and the related statement of income and accumulated deficit from September 27, 2005 to September 30, 2005, changes in stockholders' equity, and cash flows for the period ended September 30, 2005.



	  /s/ Beadle, McBride, Evans & Reeves, LLP
	  ----------------------------------------
              Beadle, McBride, Evans & Reeves, LLP

          February 16, 2006
          Las Vegas, Nevada